Exhibit 10.16

LEVI STRAUSS & CO.

DEFERRED COMPENSATION PLAN FOR EXECUTIVES AND

OUTSIDE DIRECTORS

MASTER PLAN DOCUMENT

AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2011

i

1.32	“PARTICIPANT”	4

1.33	“PERFORMANCE-BASED COMPENSATION”	5

1.34	“PLAN”	5

1.35	“PLAN YEAR”	5

1.36	“RETIREMENT,” “RETIRE(S)” OR “RETIRED”	5

1.37	“RETIREMENT DATE”	5

1.38	“SEPARATION FROM SERVICE BENEFIT”	5

1.39	“SEPARATION FROM SERVICE”	5

1.40	“TRUST”	6

1.41	“TRUSTEE”	6

1.42	“UNFORESEEABLE FINANCIAL EMERGENCY”	6

ARTICLE 2	ELIGIBILITY AND PARTICIPATION	6

2.1	ELIGIBILITY	6

2.2	ENROLLMENT AND PARTICIPATION	6

2.3	CESSATION OF PARTICIPATION	6

ARTICLE 3	DEFERRALS AND CONTRIBUTIONS	7

3.1	BASE ANNUAL SALARY	7

3.2	ANNUAL BONUS	7

3.3	ESIP DEFERRAL CONTRIBUTION	8

3.4	DIRECTOR FEES	8

3.5	NEWLY-ELIGIBLE EMPLOYEES OR DIRECTORS	8

3.6	COMPANY CONTRIBUTION	9

3.7	ESIP MAKE-UP CONTRIBUTION	9

3.8	ESIP MATCHING CONTRIBUTION	9

ARTICLE 4	ACCOUNTS	9

4.1	ESTABLISHMENT OF ACCOUNTS	9

4.2	VESTING	10

4.3	CREDITING/DEBITING OF ACCOUNTS	10

4.4	FICA AND OTHER TAXES	11

ARTICLE 5	DISTRIBUTION OF ACCOUNT	12

5.1	TIME FOR DISTRIBUTION	12

5.2	IN-SERVICE DISTRIBUTION	12

5.3	BENEFITS UPON RETIREMENT	12

5.4	SEPARATION FROM SERVICE BENEFIT	13

5.5	BENEFITS UPON DEATH	13

5.6	DISABILITY BENEFIT	13

5.7	UNFORESEEABLE FINANCIAL EMERGENCY	13

5.8	DISCRETION TO ACCELERATE PAYMENT	14

ARTICLE 6	BENEFICIARY DESIGNATION	14

6.1	BENEFICIARY	14

6.2	NO BENEFICIARY DESIGNATION	14

6.3	DOUBT AS TO BENEFICIARY	15

6.4	DISCHARGE OF OBLIGATIONS	15

ARTICLE 7	LEAVE OF ABSENCE	15

ARTICLE 8	TERMINATION, AMENDMENT OR MODIFICATION	15

8.1	TERMINATION	15

8.2	AMENDMENT	16

8.3	EFFECT OF PAYMENT	16

ARTICLE 9	ADMINISTRATION	16

9.1	COMMITTEE DUTIES	16

9.2	AGENTS	16

9.3	BINDING EFFECT OF DECISIONS	16

9.4	INDEMNITY OF COMMITTEE	16

ARTICLE 10	CLAIMS PROCEDURES	16

10.1	PRESENTATION OF CLAIM	16

10.2	NOTIFICATION OF DECISION	17

10.3	REVIEW OF A DENIED CLAIM	17

10.4	DECISION ON REVIEW	18

10.5	LEGAL ACTION	18

ARTICLE 11	TRUST	18

11.1	ESTABLISHMENT OF THE TRUST	18

11.2	INTERRELATIONSHIP OF THE PLAN AND THE TRUST	18

11.3	DISTRIBUTIONS FROM THE TRUST	18

ARTICLE 12	MISCELLANEOUS PROVISIONS	18

12.1	STATUS OF PLAN	18

12.2	UNSECURED GENERAL CREDITOR	19

12.3	NONASSIGNABILITY	19

12.4	RIGHT TO OFFSET	19

12.5	NOT A CONTRACT OF EMPLOYMENT	19

12.6	GOVERNING LAW	19

12.7	NOTICE	19

12.8	SUCCESSORS	20

12.9	SPOUSE’S INTEREST	20

12.10	VALIDITY	20

12.11	INCOMPETENT	20

12.12	DISTRIBUTION IN THE EVENT OF TAXATION	20

12.13	INSURANCE	20

12.14	EFFECT ON OTHER PLANS	20

LEVI STRAUSS & CO.

DEFERRED COMPENSATION PLAN

FOR

EXECUTIVES AND OUTSIDE DIRECTORS

(Amended and Restated Effective as of January 1, 2011)

PURPOSE

The Company established the Plan effective as of January 1, 2003 to provide a means by which a select group of management or highly compensated employees and directors, who contribute materially to the continued growth, development and future business success of the Company and its participating subsidiaries, may elect to defer receipt of all or a portion of their compensation or bonuses to save for retirement. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

The Plan was amended and restated effective as of January 1, 2008 to make such modifications as were necessary to comply with Code Section 409A regarding deferred compensation as well as other necessary and desirable changes. Any amounts previously earned and deferred under the Plan which were vested as of December 31, 2004 shall be administered pursuant to the terms of the Plan in effect at that time. From January 1, 2005 through December 31, 2007, the Company operated the Plan in good faith compliance with Code Section 409A and guidance issued thereunder, permitting distribution elections and changes consistent with IRS transition relief. Such elections and changes are documented in materials distributed to participants and completed election forms.

The Plan is hereby amended and restated effective as of January 1, 2011 to make modifications to the Plan and reflect changes in the Company’s deferred compensation programs.

The Company reserves the right in its sole discretion to further amend or modify the Plan to comply with regulations or other guidance promulgated by the Department of the Treasury under Code Section 409A.

ARTICLE 1

DEFINITIONS

For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1

“Account” shall mean the Participant’s Elective Deferral Account, Company Contribution Account, ESIP Deferral Contribution Account, ESIP Make-Up Account and ESIP Matching Contribution Account. The Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the benefits to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2	“Affiliate” means any member of the group of corporations, trades or businesses or other organizations comprising the “controlled group” with Levi Strauss & Co. under Section 414 of the Code.

1.3	“Annual Bonus” shall mean any of the following bonuses payable by the Company during a Plan Year to a Participant while an Employee or Director and a Participant during that Plan Year:

(a)	Payments under the Levi Strauss & Co. Annual Incentive Plan, except for such payments in the Plan Year in which the Employee is hired or becomes newly eligible during a Plan Year;

(b)	Payments under the Leadership Shares Plan of Levi Strauss & Co.;

(c)	Payments under any regularly paid bonus program of Levi Strauss & Co.;

(d)	Any retention bonus payable to an Employee;

(e)	Any non-recurring special bonus that the Committee designates, in writing, as eligible for deferral under this Plan; or

(f)	Payments pursuant to a deferral agreement between the Company and a newly-eligible employee.

1.4	“Annual Company Contribution” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.6.

1.5

“Annual Installment Method” shall be an annual installment payment payable over the number of years selected by the Participant in accordance with this Plan. Each annual installment shall be calculated by multiplying the applicable vested Account by a fraction, the numerator of which is one (1) and the denominator of which is the remaining number of annual payments due the Participant; provided that the first installment may be further reduced to account for a partial-year payment, if applicable. For the first installment, the vested Account balance of the Participant shall be calculated as of the close of business on, or as soon as practicable after, the Participant’s Retirement Date. Remaining annual installments shall be calculated as of the December 31st immediately preceding the Plan Year in which the installment is payable.

1.6

“Base Annual Salary” shall mean the annual cash compensation payable by the Company during a Plan Year to a Participant for services rendered while an Employee and a Participant during that Plan Year, excluding bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, directors fees and other fees, and automobile and other allowances paid to a Participant for services rendered (whether or not such allowances are included in the Employee’s gross income). Base Annual Salary shall be calculated before reduction for amounts deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of the Company, but shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 132(f), 402(e)(3), 402(h), or 403(b).

1.7

“Beneficiary” or “Beneficiaries” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 6, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.8

“Board” shall mean the board of directors of Levi Strauss & Co. The Board may delegate to any committee, subcommittee or any of its members, or to any agent, its authority to perform any act under the Plan, including without limitation those matters involving the exercise of discretion. Any such delegation of discretion will be subject to revocation at any time at the discretion of the Board. Any reference in this Plan document to the Board with respect to such delegated authority will be deemed a reference to its delegate or delegates.

1.9	“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.10	“Committee” shall mean the Administrative Committee for Retirement Plans, as described in Article 9.

1.11	“Company” shall mean Levi Strauss & Co., a Delaware corporation, or any successor to all or substantially all of the Company’s assets or business.

1.12

“Company Contribution Account” shall mean (i) the sum of the Participant’s Company Contributions, plus (ii) amounts credited or debited in accordance with all the applicable crediting and debiting provisions of this Plan that relate to the Participant’s Company Contribution Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Contribution Account.

1.13

“Director” shall mean an individual who receives remuneration while serving as a member of the board of directors of the Company, provided he or she is also not an Employee while serving in such capacity.

1.14

“Director Fees” shall mean the annual fees payable by the Company during a Plan Year to a Participant, including retainer fees and meeting fees, for services performed while a Director and a Participant during that Plan Year.

1.15	“Disability” shall mean the Participant is determined to be totally disabled by the Social Security Administration.

1.16

“Elective Deferral” shall mean that portion of a Participant’s Base Annual Salary, Annual Bonus and Director Fees that a Participant elects to defer in accordance with Article 3 for any one Plan Year. In the event of a Participant’s Retirement, Disability, death or Separation from Service prior to the end of a Plan Year, such year’s Elective Deferral shall be the actual amount withheld prior to such event.

1.17

“Elective Deferral Account” shall mean (i) the sum of all of a Participant’s Elective Deferrals, plus (ii) amounts credited or debited in accordance with all the applicable crediting and debiting provisions of this Plan that relate to the Participant’s Elective Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Elective Deferral Account.

1.18

“Employee” shall mean any individual whose remuneration for services rendered to an Employer, as recognized by an Employer, is reported on Federal Income Tax Form W-2. An individual’s status as an “Employee” will be determined by the Committee and such determination will be conclusive and binding on all persons notwithstanding any contrary determination of Employee status by any court or governmental agency, including, but not limited to, the Internal Revenue Service. The term Employee excludes an Employee who is designated as ineligible pursuant to a written agreement between the Employee and an Employer.

1.19	“Employer” means the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have adopted the Plan with the written consent of the Board.

1.20	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.21	“ESIP” shall mean the Employee Savings and Investment Plan of Levi Strauss & Co., as it may be amended from time to time, or any successor plan.

1.22

“ESIP Deferral Contribution” shall mean a percentage of a Participant’s compensation, as defined in the ESIP (but without regard to the limit imposed by Section 401(a)(17)), that the Participant elects to defer in accordance with Article 3 for any Plan Year.

1.23

“ESIP Deferral Contribution Account” shall mean (i) the sum of all of a Participant’s ESIP Deferral Contributions plus (ii) amounts credited or debited in accordance with all the applicable crediting and debiting provisions of this Plan that relate to the Participant’s ESIP Deferral Contributions, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her ESIP Deferral Contribution Account.

1.24

“ESIP Make-Up Account” shall mean (i) the sum of all of a Participant’s ESIP Make-Up Contributions, plus (ii) amounts credited or debited in accordance with all the applicable crediting or debiting provisions of this Plan that related to the Participant’s ESIP Make-Up Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s ESIP Make-Up Account.

1.25

“ESIP Make-Up Contribution” shall mean, for any fiscal year of the Company, the amount of Employer matching contributions under the ESIP that would have been payable to or for an Employee while a participant in ESIP but for the deferral of Base Annual Salary or Annual Bonus under the Plan.

1.26

“ESIP Matching Contribution” shall mean an amount equal to 125% of the Participant’s ESIP Deferral Contribution and elective deferral contribution under the ESIP up to 6% of the Participant’s compensation, as defined in the ESIP (but without regard to the limitation imposed by Code Section 401(a)(17)) reduced by the amount of matching contributions actually made on behalf of the Participant under the ESIP.

1.27

“ESIP Matching Contribution Account” shall mean (i) the sum of all of a Participant’s ESIP Matching Contributions plus (ii) amounts credited or debited in accordance with all the applicable crediting and debiting provisions of this Plan that relate to the Participant’s ESIP Matching Contributions, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her ESIP Matching Contribution Account.

1.28	“HOPP” shall mean the Revised Home Office Pension Plan of Levi Strauss & Co., as it may be amended from time to time, or any successor plan.

1.29

“In-Service Distribution” shall mean a lump sum payment in an amount that is equal to all or a portion of the Elective Deferral the Participant elects to have distributed as an In-Service Distribution under Section 5.2, credited and debited in the manner provided in Section 4.3, and calculated as of the last business day of the month prior to the date distribution occurs.

1.30	“Investment Committee” shall mean the Investment Committee for Retirement Plans.

1.31

“Measurement Vehicles” shall mean the investment vehicles designated by the Investment Committee, in its sole discretion, and selected by a Participant for purposes of crediting and debiting such Participant’s Account, as described in Section 4.3.

1.32	“Participant” shall mean any Employee or Director who (i) is selected by the Company to participate in the Plan and (ii) has an Account in the Plan.

1.33

“Performance-Based Compensation” means compensation the entitlement to or amount of which is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months, as determined by the Committee in accordance with Treasury Regulation Section 1.409A-1(e).

1.34	“Plan” shall mean this Levi Strauss & Co. Deferred Compensation Plan for Executives and Outside Directors, as it may be amended from time to time.

1.35	“Plan Year” shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.36	“Retirement,” “Retire(s)” or “Retired” shall mean:

(a)	In the case of an Employee, the Participant’s Separation From Service with an Employer at or after attaining (i) age 55 with 15 years of service or (ii) age 65 with five years of service.

(b)	In the case of a Director, the Director’s Separation from Service, for a reason other than death.

1.37	“Retirement Date” shall mean the first day of the month coincident with or next following the date a Participant Retires.

1.38	“Separation from Service Benefit” shall mean the benefit set forth in Article 5.

1.39

“Separation from Service” shall mean the Participant’s termination of employment with all Employers and Affiliates, voluntarily or involuntarily, for any reason other than on account of death or Disability, as determined by the Committee in accordance with Treasury Regulations Section 1.409A-1(h). In determining whether a Participant has experienced a Separation from Service, the following provisions shall apply:

(a)

For a Participant who provides services to an Employer as an Employee, except as otherwise provided in part (c) of this Section, a Separation from Service shall occur when such Participant has experienced a termination of employment with such Employer. A Participant shall be considered to have experienced a termination of employment when the facts and circumstances indicate that the Participant and his or her Employer reasonably anticipate that either (i) no further services will be performed for the Employer after a certain date, or (ii) that the level of bona fide services the Participant will perform for the Employer after such date (whether as an Employee or as an independent contractor) will permanently decrease to less than 50% of the average level of bona fide services performed by such Participant over the immediately preceding 36 month period (or the full period of services to the Employer if the Participant has been providing services to the Employer less than 36 months.

Notwithstanding the foregoing, the Participant’s employment relationship with the Employer shall be treated as continuing intact while the individual is on military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six months (or longer, if required by statute or contract). If the period of the leave exceeds six months and the Participant’s right to reemployment is not provided either by statute or contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period for purposes of Code Section 409A only.

(b)

For a Participant who provides services to an Employer as an independent contractor, a Separation from Service shall occur upon the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed for such Employer, provided that the expiration of such contract(s) is determined by the Committee to constitute a good-faith and complete termination of the contractual relationship between the Participant and such Employer.

1.40	“Trust” shall mean one or more trusts established by the Company in its sole discretion.

1.41	“Trustee” shall mean the individuals or corporation appointed by the Investment Committee under Section 11.1 to administer the Trust in accordance with the terms of the Plan and trust agreement.

1.42

“Unforeseeable Financial Emergency” shall mean a severe financial hardship to the Participant resulting from (a) an illness or accident of the Participant, the Participant’s spouse, a Beneficiary, or the Participant’s dependent (as defined in Code Section 152, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B)); (b) loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined by the Committee based on the relevant facts and circumstances. In any case, payment may not be made to the extent that such hardship is or may be relieved (x) through reimbursement or compensation by insurance or otherwise, (y) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (z) by cessation of deferrals under the Plan.

ARTICLE 2

ELIGIBILITY AND PARTICIPATION

2.1

Eligibility. Participation in the Plan shall be limited to a select group of management or highly compensated Employees and Directors of the Company, as determined by the Committee in its sole discretion.

2.2

Enrollment and Participation. To participate initially, an Employee or Director shall properly complete and timely submit a deferral election form to the Committee. Election forms shall be completed and filed with the Committee by the time periods set forth in Article 3 for the particular type of compensation elected for deferral or during such other enrollment period as the Committee determines in accordance with such Article. If no election form is filed or if submission of an election form is not timely, the amount deferred shall be deemed to be zero. A Participant may change or revoke a deferral election at any time before such election becomes irrevocable, which shall occur as of the applicable deadline specified in Article 3 unless the Committee establishes an earlier deadline. Unless the Committee determines otherwise, a new election form shall be required for each Plan Year in which a Participant wishes to defer a type of compensation eligible for deferral.

2.3	Cessation of Participation.

(a)

If the Committee determines that a Participant no longer qualifies as a member of a select group of management or highly compensated employees under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall prevent the Participant from making future deferral elections as of the first day of the next succeeding Plan Year until the Participant again satisfies the Plan’s eligibility requirements. In the event such Participant again satisfies the Plan’s eligibility requirements, in order to participate in the Plan, he or she must timely complete and file an election form with the Committee by the time periods set forth in Article 3. Such Participant shall remain a Participant in the Plan until his or her Account balance is paid in full.

(b)

Elective Deferrals and/or an ESIP Deferral Contribution commitment made by a Participant who incurs a Disability shall be canceled upon such event. If such Participant returns to active employment and he or she is eligible to participate in the Plan, a deferral election may be made in accordance with Articles 2 and 3. Elective Deferrals and/or ESIP Deferral Contributions made by a Participant who has been determined by the Committee to experience an Unforeseeable Financial Emergency will cease. Any deferral election in a subsequent Plan Year will be subject to the provisions of Articles 2 and 3. In either event, the Participant shall remain a Participant in the Plan until his or her Account is paid in full.

(c)

Notwithstanding anything in the Plan to the contrary, a Participant shall cease to be an active Participant (i.e., no deferrals or contributions) upon the earliest to occur of his or her Separation from Service, death or Disability. Any outstanding deferral election shall be given effect to the extent any amounts covered by such election are paid after such event.

ARTICLE 3

DEFERRALS AND CONTRIBUTIONS

3.1	Base Annual Salary.

(a)

For each Plan Year, a Participant may elect to defer a minimum of 5% and a maximum of 100% of his or her Base Annual Salary. If an election is made for less than 5%, the amount deferred shall be deemed to be zero.

(b)	(b) A Participant’s election form with respect to the deferral of Base Annual Salary shall be filed with the Committee before the beginning of each Plan Year in which the Base Annual Salary is earned.

(c)	Subject to Section 2.2, such deferral elections shall be irrevocable as of the first day of the Plan Year to which the election form relates.

3.2	Annual Bonus.

(a)	For each Plan Year, a Participant may elect to defer a minimum of 1% and a maximum of 100% of each component of his or her Annual Bonus.

(b)

(b) A Participant’s election form with respect to the deferral of an Annual Bonus shall be filed with the Committee before the beginning of the Plan Year in which the Annual Bonus is earned. Notwithstanding the foregoing, to the extent the Committee determines that an Annual Bonus constitutes Performance-Based Compensation, the Committee in its sole discretion may permit a Participant to file a deferral election form on or before a date that occurs no later than six months before the end of the performance period. In no event shall an election form for Performance Based Compensation be filed when such compensation is readily ascertainable (within the meaning of Code Section 409A and regulations issued thereunder).

(c)

Subject to Section 2.2, such deferral election shall be irrevocable as of the first day of the Plan Year to which the deferral election form relates or the deadline established by the Committee for Performance-Based Compensation, as the case may be.

3.3	ESIP Deferral Contribution.

(a)

For each Plan Year, a Participant may make an ESIP Deferral Contribution as a percentage (1% minimum and 75% maximum) of the Participant’s compensation, as defined under the ESIP, but without regard to the limitation imposed by Code Section 401(a)(17). Such election shall not take effect until the Participant is no longer eligible to make elective deferrals (other than catch-up contributions) under the ESIP because he or she has reached the maximum amount allowed under either Code Section 402(g) or Code Section 401(a)(17).

(b)	A Participant’s election form with respect to an ESIP Deferral Contribution shall be filed with the Committee before the beginning of each Plan Year in which the ESIP Deferral Contribution is earned.

(c)	Subject to Section 2.2, such deferral election shall be irrevocable as of the first day of the Plan Year to which the deferral election form relates.

3.4	Director Fees.

(a)

For each Plan Year, a Participant may elect to defer a minimum of 5% and a maximum of 100% (in a whole percentage) of Director Fees. If an election is made for less than 5%, the amount deferred shall be deemed to be zero.

(b)	A Participant’s election form with respect to the deferral of Director Fees shall be filed with the Committee before the beginning of each Plan Year in which the Director Fees are earned.

(c)	Subject to Section 2.2, such deferral elections shall be irrevocable as of the first day of the Plan Year to which the election form relates.

3.5

Newly-Eligible Employees or Directors. Notwithstanding anything in the Plan to the contrary, a newly-eligible Employee or Director shall be given thirty days from the date he becomes eligible to participate in the Plan (as determined in accordance with Treasury Regulation Section 1.409A-2(a)(7)(ii) and the “plan aggregation” rules provided in Treasury Regulation Section 1.409A-1(c)(2)) to complete and submit an election form with respect to Base Annual Salary, an Annual Bonus or Director Fees, and such election shall apply only to amounts paid for services performed after the date on which the election is effective. If an election made in accordance with this Section 3.5 relates to compensation earned based upon a specified performance period, the amount eligible for deferral shall be equal to (i) the total amount of compensation for the performance period, multiplied by (ii) a fraction, the numerator of which is the number of days remaining in the service period after the Participant’s deferral election is made, and the denominator of which is the total number of days in the performance period. Subject to Section 2.2, any deferral election made in accordance with this Section 3.5 shall be irrevocable as of the thirtieth day after the date the Employee or Director becomes eligible to participate in the Plan.

3.6	Company Contribution.

(a)

During any Plan Year, an Employer may, in its discretion, credit an amount to a Participant’s Company Contribution Account. The Participant must be employed on the date the contribution is made in order to receive such contribution. The Participant’s distribution and Measurement Vehicle elections for the year in which the Company Contribution is made will apply to the amount credited to the Participant’s Company Contribution Account. If the Participant does not have a distribution or Measurement Vehicle election for the year in which the Company Contribution is made, such amount will be invested in the default Measurement Vehicle and paid in accordance with Sections 5.4, 5.5, 5.6, 5.7 and 5.8.

(b)

For any Plan Year in which an Employer makes a profit-sharing contribution under the ESIP, an Employer may, in its discretion, credit an amount to a Participant’s Company Contribution Account equal to the difference which would have been allocated under the ESIP without regard to the Code Section 415 limit and the aggregate amount actually allocated to the ESIP. No contribution will be made under this subsection unless the employee is eligible to participate in the ESIP as of the last working day of such Plan Year.

3.7	ESIP Make-Up Contribution. A Participant’s ESIP Make-Up Account shall be credited an ESIP Make-Up Contribution, if applicable.

3.8

ESIP Matching Contribution. An Employer, in its sole and absolute discretion, may credit a Participant’s ESIP Matching Contribution Account with an ESIP Matching Contribution if such Participant elected to make an ESIP Deferral Contribution.

ARTICLE 4

ACCOUNTS

4.1

Establishment of Accounts. Bookkeeping accounts shall be established for each Participant to reflect the deferrals of amounts made for the Participant’s benefit, together with adjustments for income, gains or losses attributable thereto. Accounts are established solely for the purpose of tracking deferrals made by Participants or contributions made by an Employer and any income or adjustments thereto. Unless the Committee determines otherwise, the Plan shall maintain and credit the following sub-Accounts:

(a)	Company Contribution Account. The Company Contribution amount, if any, shall be credited to the Company Contribution Account as of the date determined by the Employer in its sole discretion.

(b)

Elective Deferral Account. The Participant’s Elective Deferral Account shall reflect a Participant’s Elective Deferrals credited on his or her behalf. The Base Annual Salary portion of the Elective Deferral shall be withheld from payroll according to the Participant’s election. The Annual Bonus and/or Director Fees portion of the Elective Deferral shall be withheld at the time the Annual Bonus and/or Director Fees are, or otherwise would be, paid to the Participant. Elective Deferrals shall be credited to a Participant’s Elective Deferral Account at the time such amounts would otherwise have been paid to the Participant, or as soon as practicable thereafter.

(c)	ESIP Deferral Account. A Participant’s ESIP Deferral Contribution shall be withheld from payroll and credited to his or her ESIP Deferral Account according to the Participant’s election.

(d)	ESIP Make-Up Account. ESIP Make-Up Contributions shall be credited to a Participant’s ESIP Make-Up Account in accordance with the Company’s payroll practice.

(e)

ESIP Matching Contribution Account. ESIP Matching Contributions, if any, shall be credited to a Participant’s ESIP Matching Contribution Account for each period during a Plan Year, as determined by the Board of Directors.

4.2	Vesting. Subject to Section 12.2:

(a)	A Participant shall at all times be 100% vested in his or her Elective Deferral Account, ESIP Deferral Contribution Account, ESIP Make-Up Account and ESIP Matching Contribution Account;

(b)

Except as provided in subsection (c), a Participant shall be vested in his or her Company Contribution Account in accordance with the vesting schedule(s) set forth in his or her employment agreement or any other agreement entered into between the Participant and the Employer. If not addressed in such an agreement, a Participant shall vest in his or her Company Contribution Account in accordance with a schedule established by the Company; and

(c)	Upon Retirement a Participant’s Company Contribution Account shall immediately become 100% vested.

4.3

Crediting/Debiting of Accounts. A Participant shall be permitted to allocate his or her Account among Measurement Vehicles. The Investment Committee may discontinue, substitute or add a Measurement Vehicle. The Investment Committee or its delegate shall give the Participant ample advance notice of such a change. The Measurement Vehicles are used solely to credit or debit amounts to a Participant’s Account.

(a)

Election of Measurement Vehicles. The Participant shall specify on the election form the percentage of his or her Account to be allocated to a Measurement Vehicle in 1% increments. A Participant may change the percentage allocation among Measurement Vehicles by submitting a new election form. Any change will take effect as soon as reasonably practicable after the Form is submitted.

(b)

Failure to Elect Measurement Vehicles. If a Participant fails to make an election to allocate his or her Account under this Section 4.3, the Committee will apply a default Measurement Vehicle until the Participant submits an election form selecting one or more Measurement Vehicle(s).

(c)

Crediting or Debiting Method. A Participant’s Account shall be credited or debited on a daily basis based on the performance of each Measurement Vehicle selected by the Participant. The performance of each elected Measurement Vehicle (either positive or negative) will be based on the performance of the underlying measurement standard (e.g., underlying mutual fund or the Company’s performance).

(d)

No Actual Investment. The Measurement Vehicles are to be used for measurement purposes only, and the crediting or debiting of such amounts to a Participant’s Account shall not be construed as an actual investment of the Account in any investment vehicle underlying such Measurement Vehicle. In the event that an Employer or the Trustee, in its own discretion, decides to invest funds in any or all of the investment vehicles underlying any Measurement Vehicles, no Participant shall have any rights in or to such investments themselves. A Participant’s Account shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company as to his or her Account balance.

(e)

Distributions. Upon distribution, the Committee or its delegate shall determine the value of the Participant’s Account based on the applicable Measurement Vehicle(s). If the Participant elected to receive his or her benefit in the Annual Installment Method and the Account is allocated among two or more Measurement Vehicles, the Committee shall reduce the balance of each Measurement Vehicle on a pro-rata basis to make each installment payment.

4.4	FICA and Other Taxes.

(a)

Elective Deferrals. The Participant’s Employer shall withhold the Participant’s share of FICA and other employment taxes that apply to the Elective Deferral from that portion of the Participant’s Base Annual Salary and/or Annual Bonus that is not deferred hereunder. If necessary, the Committee may make a distribution from the Participant’s Elective Deferral Account pursuant to Section 5.8 in order to comply with this Section 4.4.

(b)

ESIP Make-Up Contributions. The Participant’s Employer shall withhold the Participant’s share of FICA and other employment taxes that apply to the ESIP Make-Up Contribution from such ESIP Make-Up Contribution. If necessary, the Committee may reduce the Participant’s Base Annual Salary and/or Annual Bonus that is not deferred hereunder in order to comply with this Section 4.4.

(c)

ESIP Deferral Contributions and ESIP Matching Contributions. The Participant’s Employer shall withhold the Participant’s share of FICA and other employment taxes that may apply to the ESIP Deferral Contribution and ESIP Matching Contribution. If necessary, the Participant’s Base Annual Salary and/or Annual Bonus that is not deferred hereunder may be reduced in order to comply with this Section 4.4.

(d)

Company Contribution Account. When a Participant becomes vested in a portion of his or her Company Contribution Account, the Participant’s Employer shall withhold from the Participant’s Base Annual Salary and/or Annual Bonus that is not deferred, in a manner determined by the Employer, the Participant’s share of FICA and other employment taxes. If necessary, the Committee may make a distribution from the vested portion of the Participant’s Company Contribution Account pursuant to Section 5.8 in order to comply with this Section 4.4.

(e)

Distributions. The Participant’s Employer, or the Trustee, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer, or the Trustee, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer and the Trustee to the extent permissible under Code Section 409A and regulations issued thereunder.

ARTICLE 5

DISTRIBUTION OF ACCOUNT

5.1	Time for Distribution. Except as otherwise provided in this Article 5 and Sections 8.1, 12.4 and 12.12, distribution of a Participant’s Account shall be made on the earliest to occur of:

(a)	The date elected by a Participant under Section 5.2 with respect to an In-Service Distribution;

(b)	The date set forth in Section 5.3 with respect to the Participant’s Retirement;

(c)	The date set forth in Section 5.4 with respect to the Participant’s Separation from Service;

(d)	The date set forth in Section 5.5 with respect to the Participant’s death; or

(e)	The date set forth in Section 5.6 with respect to the Participant’s Disability.

Notwithstanding any other provision of the Plan to the contrary, in no event shall the distribution of any Account be accelerated to a time earlier than which it would otherwise have been paid, whether by amendment of the Plan, exercise of the Committee’s discretion or otherwise, except as permitted by Section 5.8 or Treasury Regulations issued pursuant to Code Section 409A.

5.2

In-Service Distribution. A Participant may irrevocably elect to receive all or a portion of an Elective Deferral in the form of a future lump sum In-Service Distribution while an Employee or a Director. Subject to the other terms and conditions of this Plan, each In-Service Distribution shall be paid out during the first 60 days of any Plan Year designated by the Participant that is at least three Plan Years after the Plan Year in which the Elective Deferral was deferred. For example, if a three-year In-Service Distribution is elected for Elective Deferrals that are deferred in the Plan Year commencing January 1, 2008, the In-Service Distribution would become payable during a 60 day period commencing January 1, 2012.

(a)

Election to Further Defer In-Service Distribution. A Participant may submit a written request to the Committee to postpone (up to two (2) times with respect to each In-Service Distribution election) his or her In-Service Distribution election up to a minimum of five additional years, provided that such request is received by the Committee at least 12 months prior to the date on which the particular In-Service Distribution election would have expired.

(b)

Other Benefits Take Precedence Over In-Service Distribution. Should an event occur that triggers a benefit under Sections 5.3, 5.4, 5.5, or 5.6, any Elective Deferral or ESIP Deferral Contribution, subject to credits or debits, as applicable, that is subject to an In-Service Distribution election under this Section 5.2 shall not be paid in accordance with Section 5.2 but shall be paid in accordance with the other applicable Section.

5.3

Benefits Upon Retirement. Upon a Participant’s Retirement, the Participant’s vested Account calculated as of the close of business on, or as soon as practicable after, his or her Retirement Date shall be paid or begin to be paid within 60 days after the Participant’s Retirement Date. Remaining installments, if any, shall be paid during each January following his or her Retirement Date. Payment shall be made in such form as determined below, taking into account any changes to an elected form of payment pursuant to paragraph (c).

(a)	A Participant’s remaining Account balance shall be paid in a lump sum if:

(i)	timely elected by the Participant pursuant to the Plan; or

(ii)	the Participant’s remaining Account balance at the time of Retirement is less than $25,000 even if the Participant elected an installment payment form.

(b)	Subject to paragraph (a)(ii), a Participant may elect to receive payment of his or her Account balance pursuant to the Annual Installment Method over a period of two, five, 10, 15 or 20 years.

(c)

The Participant may change his or her election to an allowable alternative payout form (lump sum or alternative installment period) by submitting a new election form to the Committee, provided that (i) any such election form is received at least 12 months before the Participant’s Retirement Date and (ii) payment is delayed for a minimum of five (5) years after the date the initial payment would otherwise have been paid or commenced. If the Participant’s Retirement Date occurs before such 12 month period has elapsed, then the election to change the payment form shall not take effect.

5.4

Separation from Service Benefit. Upon a Participant’s Separation from Service for any reason other than Retirement, death or Disability, the Participant’s vested Account calculated as of the close of business on, or as soon as practicable after, the date the Participant experiences a Separation from Service shall be paid in a lump sum within 60 days after the date of Separation from Service.

5.5

Benefits Upon Death. If a Participant dies (i) after Retirement but before the retirement benefit is paid in full or (ii) before he Retires, experiences a Separation from Service, or suffers a Disability, the Participant’s Beneficiary shall receive a lump sum payment equal to the remaining vested balance in the Participant’s Account calculated as soon as practicable after the Participant’s death. The lump sum payment shall be made by the end of the year in which the Participant dies or, if later, by the 15th day of the third month following the Participant’s death.

5.6

Disability Benefit. A Participant who incurs a Disability shall receive a lump sum payment equal to his or her vested Account balance calculated as soon as practicable after the Participant incurs the Disability. Such lump sum payment shall be made within 60 days of the Committee’s determination of the Participant’s Disability.

5.7

Unforeseeable Financial Emergency. A Participant who experiences an Unforeseeable Financial Emergency may petition the Committee in writing to receive a partial or full payout from the Plan upon demonstration that he has suffered an Unforeseeable Financial Emergency, and that the distribution is necessary to alleviate the financial hardship created by the Unforeseeable Financial Emergency. The payout shall not exceed the lesser of (i) the sum of the Participant’s Elective Deferral Account, ESIP Deferral Contribution Account, ESIP-Make Up Account or ESIP Matching Contribution Account, plus the vested portion of his or her Company Contribution Account, calculated as if such Participant were receiving a Separation from Service Benefit, or (ii) the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If the petition for a payout is approved by the Committee payout shall be made within 60 days of the date of approval. Upon the Committee’s determination that a Participant has experienced an Unforeseeable Financial Emergency, the Participant’s existing deferral election shall be cancelled pursuant to Section 2.3(b).

5.8	Discretion to Accelerate Payment.

(a)	The Committee shall have the discretion to make a distribution, or accelerate the time or schedule of payment from a Participant’s Account if payment is required for:

(i)

FICA, FUTA and/or the corresponding withholding provisions of applicable state and local taxes with respect to compensation deferred under the Plan. Any such distribution shall not exceed the aggregate of such tax withholding and shall reduce the Participant’s account balance to the extent of such distributions; or

(ii)

Payment of state, local or foreign tax obligations arising from participation in the Plan that apply to an amount deferred under the Plan and FUTA resulting from such payment. Any such payment shall not exceed the amount of such taxes due as a result of Plan participation.

(b)

The Committee is authorized to accelerate the time or schedule of a payment under the Plan to an individual other than the Participant, or to make a payment under the Plan to an individual other than the Participant, to the extent necessary to fulfill a domestic relations order (as defined in Code Section 414(p)(1)(B)). Payment to an alternate payee under a domestic relations order shall be made in a lump sum within 60 days after the Committee approves such order.

(c)

The Committee shall have the discretion to accelerate the time or schedule of a payment under the Plan if the Plan fails to meet the requirements of Code Section 409A and regulations promulgated thereunder, provided that any such payment does not exceed the amount required to be included in income as a result of such failure.

ARTICLE 6

BENEFICIARY DESIGNATION

6.1

Beneficiary. Each Participant shall have the right, at any time, to designate a Beneficiary(ies) (both primary and contingent) to receive his or her vested Account upon death. A Participant may designate or change a Beneficiary by completing and signing a Beneficiary designation form. Upon the Committee’s receipt of a Participant’s new Beneficiary designation form, all prior Beneficiary designations filed by that Participant shall be canceled. The Committee shall be entitled to rely on the last Beneficiary designation form filed by the Participant and received by the Committee prior to his or her death.

6.2

No Beneficiary Designation. If a Participant fails to designate a Beneficiary or if all designated Beneficiaries predecease the Participant, then payment of a Participant’s vested Account shall be made in the following order:

(a)	To the Participant’s surviving spouse, if any;

(b)	If the Participant has no surviving spouse, then to his or her living children;

(c)	If the Participant has no living children, then to his or her living parents;

(d)	If the Participant has no living parents, then to his or her living brothers and sisters; or

(e)	If the Participant has no living brothers or sisters, then to his or her estate.

6.3

Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Company to either withhold such payments until this matter is resolved to the Committee’s satisfaction, or pay such amount into any court of appropriate jurisdiction, with such court ordered payment completely discharging the liability of the Plan, the Company, and the Committee.

6.4

Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Plan, the Company and the Committee from all further obligations under this Plan with respect to that Beneficiary.

ARTICLE 7

LEAVE OF ABSENCE

If a Participant is authorized by an Employer to take a paid or unpaid bona fide leave of absence for any reason, the employment relationship is treated as continuing intact and deferral elections shall remain in force if the period of such leave does not exceed six months, or longer, so long as the Participant retains a right to reemployment under an applicable statute or by contract. If the Participant is on a leave of absence during the time for filing deferral election forms, the Participant shall be permitted to complete a deferral election form for the upcoming Plan Year. Upon return from leave, deferrals shall occur pursuant to the election form in effect for that Plan Year. If no election was made for the Plan Year in which the Participant returns from leave, no deferral shall be withheld.

ARTICLE 8

TERMINATION, AMENDMENT OR MODIFICATION

8.1

Termination. Although the Company anticipates that it will continue the Plan for an indefinite period of time, the Company reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan in full or in part at any time with respect to any or all of its participating Employees, Directors, and adopting subsidiaries, regardless of any resulting income tax or other consequences to Participants and their Beneficiaries.

(a)

Partial Termination. The Company may partially terminate the Plan by instructing the Committee not to accept any additional deferral elections. If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to deferral elections entered into prior to the effective date of such partial termination.

(b)

Complete Termination. The Company may completely terminate the Plan by instructing the Committee not to accept any additional deferral elections, and by terminating all ongoing deferral elections effective as of the end of the Plan Year during which the Plan termination occurs. In the event of complete termination, the Company reserves the discretion to accelerate distribution of Participants’ Accounts (including those Participants in pay status pursuant to an installment election) in accordance with Treasury Regulation Section 1.409A-3(j)(4)(ix).

8.2

Amendment. The Company reserves the right, at any time, to amend or modify the Plan in whole or in part, regardless of any resulting income tax or other consequences to Participants and their Beneficiaries. However, no amendment or modification shall decrease or restrict the value of a Participant’s vested Account in existence at the time the amendment or modification is made, calculated as if the Participant had Retired or experienced a Separation from Service, as appropriate, as of the effective date of the amendment or modification. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification. The Company’s power to amend or modify the Plan includes the power to suspend or freeze participation in the Plan, provided such suspension or freeze does not cause a prohibited acceleration of compensation under Code Section 409A. In such circumstance, the Company may, in its sole discretion, re-institute the ability of any Participant or group of Participants to make deferrals under Article 3 at any time, provided such action is taken consistent with Code Section 409A.

8.3	Effect of Payment. The full payment of a Participant’s benefit under the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries.

ARTICLE 9

ADMINISTRATION

9.1

Committee Duties. Except as otherwise provided in this Article 9, this Plan shall be administered by the Committee. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to establish, amend, interpret, and enforce all appropriate rules and procedures for the administration of the Plan and to resolve any and all questions including interpretations of this Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

9.2

Agents. In the administration of this Plan, the Committee may, from time to time, employ agents, including Employees, and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to the Company. Any such delegation will be subject to revocation at any time at the discretion of the Committee. Any reference in this Plan document to the Committee with respect to such delegated authority will be deemed a reference to its delegate or delegates.

9.3

Binding Effect of Decisions. Any decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and procedures established hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

9.4

Indemnity of Committee. The Company shall indemnify and hold harmless the Committee, the members of the Committee, and any Employee to whom the duties of the Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities incurred by the Company arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, or any such Employee.

ARTICLE 10

CLAIMS PROCEDURES

10.1

Presentation of Claim. Any Participant may submit to the Committee a written claim for a determination with respect to the amounts distributable to him or her from the Plan. If such claim relates to the contents of a notice received by the Participant, the claim must be made within 60 days after such notice was received by the Participant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Participant.

10.2

Notification of Decision. The Committee shall consider a Participant’s claim within 90 days of receiving the claim; provided that if the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Participant prior to the termination of the initial 90 day period. In no event shall such extension exceed a period of 90 days from the end of the initial 90 day period. The extension notice shall indicate the special circumstances requiring an extension of time. The Committee shall notify the Participant in writing:

(a)	That the Participant’s requested determination has been made, and that the claim has been allowed in full; or

(b)

That the Committee has reached a conclusion contrary, in whole or in part, to the Participant’s requested determination. In such case, the notice shall set forth in a manner calculated to be understood by the Participant:

(i)	The specific reason(s) for the denial of the claim, or any part of it;

(i)	Specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(ii)	A description of any additional material or information necessary for the Participant to perfect the claim, and an explanation of why such material or information is necessary;

(iii)	An explanation of the claim review procedure set forth in Section 10.3 below; and

(iv)	A statement of the Participant’s right to bring a civil action under ERISA following an adverse benefit determination on review.

10.3

Review of a Denied Claim. On or before 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Participant (or the Participant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. The Participant (or the Participant’s duly authorized representative) may:

(a)

Upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Participant’s claim for benefits;

(b)	Submit written comments or other documents; and/or

(c)	Request a hearing, which the Committee, in its sole discretion, may grant.

10.4

Decision on Review. The Committee shall render its decision on review no later than 60 days after the Committee receives the Participant’s written request for a review of the denial of the claim; provided that if the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Participant prior to the termination of the initial 60 day period. In no event shall such extension exceed a period of 60 days from the end of the initial 60 day period. The extension notice shall indicate the special circumstances requiring an extension of time. In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Participant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision shall be written in a manner calculated to be understood by the Participant, and shall contain:

(a)	Specific reasons for the decision;

(b)	Specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(c)

A statement that the Participant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Participant’s claim for benefits; and

(d)	A statement of the Participant’s right to bring a civil action under ERISA.

10.5

Legal Action. A Participant’s compliance with the foregoing provisions of this Article 10 is a mandatory prerequisite to a Participant’s right to commence any legal or equitable action with respect to any claim for benefits under this Plan.

ARTICLE 11

TRUST

11.1

Establishment of the Trust. In order to provide assets from which to fulfill the obligations of the Participants and their Beneficiaries under the Plan, the Company may establish a Trust by a trust agreement with a third party, the Trustee, to which the Company may, in its discretion, contribute cash or other property, including securities issued by the Company. The Trustee shall be authorized, upon written instructions received from the Committee or investment manager appointed by the Committee, to invest and reinvest the assets of the Trust in accordance with the applicable trust agreement, including the disposition of Trust assets and reinvestment of the proceeds in one or more investment vehicles designated by the Committee or investment manager appointed by the Committee.

11.2

Interrelationship of the Plan and the Trust. The provisions of the Plan shall govern the rights of a Participant or Beneficiary to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Company, Participants, Beneficiaries and the creditors of the Company to the assets transferred to the Trust.

11.3

Distributions From the Trust. The Company’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Company’s obligations under this Plan.

ARTICLE 12

MISCELLANEOUS PROVISIONS

12.1

Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted in a manner consistent with that intent.

12.2

Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company. For purposes of the payment of benefits under this Plan, any and all of the Company’s assets shall be, and remain, the general assets of the Company. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

12.3

Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, any amounts payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, non-assignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law, including, but not limited to, a Participant’s or any other person’s bankruptcy or insolvency.

12.4

Right to Offset. Notwithstanding any Plan provision to the contrary, payment under the Plan may be accelerated or a payment may be made under the Plan as satisfaction of a debt of the Participant to an Employer where such debt is incurred in the ordinary course of the service relationship between the Participant and Employer, provided that the entire amount of reduction in any of the Participant’s taxable years does not exceed $5,000 and the reduction is made at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant.

12.5

Not a Contract of Employment. Nothing contained in the Plan will give any Employee or Director the right to be retained in the employment of the Company or affect the right of the Company to dismiss any Employee or Director. The adoption and maintenance of the Plan will neither constitute a contract between the Company and any Employee or Director nor consideration for, or an inducement to or condition of, the employment or services of any Employee or Director.

12.6

Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of California without regard to its conflicts of laws principles.

12.7

Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail or private delivery service to the following address: Administrative Committee, c/o U.S. Retirement Benefits, Manager, Human Resources, Levi Strauss & Co., P.O. Box 7215, San Francisco, CA 94120.

Alternatively, any notice or filing required or permitted to be given to the Committee under this Plan may be given in writing by facsimile or other electronic media, as determined to be acceptable by the Committee. Notice to the Committee shall be deemed given as of the date of actual receipt by the Committee.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail or private delivery service to the last known address of such Participant appearing on the records of the Company, or sent by facsimile or other electronic media, as determined to be acceptable by the Committee. Notice to a Participant shall be deemed given when personally delivered, when sent by mail or private delivery service, or when successfully transmitted using facsimile or other electronic means.

12.8	Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

12.9

Spouse’s Interest. The interest in the benefits hereunder of a Participant’s spouse who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable prior to or upon death by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

12.10

Validity. In case any provision of this Plan shall be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

12.11

Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared legally incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

12.12

Distribution in the Event of Taxation. If, for any reason, all or any portion of a Participant’s benefits under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee or Trustee for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Company shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant’s unpaid vested Account under the Plan). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant’s petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

12.13

Insurance. The Company, on its own behalf or on behalf of the Trustee, and, in its sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Company or the Trustee, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Company shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Company has applied for insurance.

12.14

Effect on Other Plans. The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Company. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

* * *

IN WITNESS WHEREOF, the Company has adopted this Plan document as of 12/29, 2010.

LEVI STRAUSS & CO.

By:	/s/ Cathy Unruh
Cathy Unruh
Title:	Senior Vice President, Human Resources